EXHIBIT 2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

September 19, 2003

ABN AMRO Incorporated,
     55 East 52nd Street,
         New York, New York 10055.

Citigroup Global Markets Inc.,
     390 Greenwich Street, 4th Floor,
         New York, New York 10013.

Ladies and Gentlemen:

          Bolivarian Republic of Venezuela (“Venezuela”) plans to sell to you, as lead managers (the “Lead Managers”), subject to the terms set forth in a subscription agreement, dated September 16, 2003 (the “Subscription Agreement”), U.S.$700,000,000 aggregate principal amount of its 10.75% Notes due 2013 (the “Notes”) relating to the initial placement of the Notes (the “Initial Placement”) for resale by the Lead Managers to (i) qualified institutional buyers (“QIBs”) (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), or (ii) persons located outside the United States in offshore transactions (within the meaning of Regulation S under the Securities Act), on the terms and subject to the conditions set forth in an offering circular, dated September 16, 2003 (as amended or supplemented, the “Offering Circular”). The transactions contemplated by the Subscription Agreement, including the issuance, sale and delivery of the Notes by Venezuela and the resale thereof by the Lead Managers is referred to in this Agreement as the “Note Offering”.

          To induce the Lead Managers to enter into the Subscription Agreement and to satisfy a condition of your obligations thereunder, Venezuela agrees with you for your benefit and the benefit of the holders from time to time of the Notes (including the Lead Managers) (each a “Holder” and, together, the “Holders”), as follows:

1.     Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          “Additional Interest” shall have the meaning set forth in Section 4(b) hereto.

          “Affiliate” of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

          “Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Caracas, Venezuela.

          “Commission” shall mean the Securities and Exchange Commission.

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          “Exchange Notes” shall mean debt securities of Venezuela identical in all material respects to the Notes (except that the cash interest and interest rate step-up provisions and the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Fiscal Agency Agreement or New Fiscal Agency Agreement.

          “Exchange Offer Registration Period” shall mean the six-month period after the date notice of the Registered Exchange Offer is mailed to the Holders, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

          “Exchange Offer Registration Statement” shall mean a registration statement of Venezuela on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          “Exchanging Dealer” shall mean any Holder (which may include any Underwriter) that is a Broker-Dealer and elects to exchange, for Exchange Notes, any Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from Venezuela or any Affiliate of Venezuela).

          “Fiscal Agency Agreement” shall mean the fiscal agency agreement, dated as of July 25, 2001, by and among Venezuela, Banco Central de Venezuela (“Banco Central”), as official financial agent of Venezuela, Deutsche Bank AG and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as fiscal agents and principal paying agents, as the same may be amended from time to time in accordance with the terms thereof.

          “Fiscal Agent” shall mean the fiscal agent with respect to the Notes under the Fiscal Agency Agreement.

          “Holder” shall have the meaning set forth in the preamble hereto.

          “Initial Placement” shall have the meaning set forth in the preamble hereto.

          “Lead Managers” shall have the meaning set forth in the preamble hereto.

          “London Process Agent” shall have the meaning set forth in Section 18(b) hereof.

          “Losses” shall have the meaning set forth in Section 7(d) hereof.

          “Majority Holders” shall mean the Holders of at least 66 2/3% of the aggregate principal amount of Notes registered under a Registration Statement.

          “New Fiscal Agency Agreement” shall mean a fiscal agency agreement between Venezuela and the New Fiscal Agent, identical in all material respects to the Fiscal Agency Agreement (except for provisions no longer applicable as a result of the consummation of the transactions contemplated by this Agreement).

          “New Fiscal Agent” shall mean a bank or trust company reasonably satisfactory to the Lead Managers, as fiscal agent with respect to the Exchange Notes under the New Fiscal Agency Agreement.

          “New York Process Agent” shall have the meaning set forth in Section 18(b) hereof.

          “Note Offering” shall have the meaning set forth in the preamble hereto.

          “Notes” shall have the meaning set forth in the preamble hereto.

          “Offering Circular” shall have the meaning set forth in the preamble hereto.

          “Other Courts” shall have the meaning set forth in Section 18(a) hereof.

          “Person” shall mean an individual, partnership, corporation, unincorporated organization, limited liability company, trust, joint venture or a government or agency or a political subdivision thereof.

          “Process Agents” shall have the meaning set forth in Section 18(b) hereof.

          “Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the Exchange Notes covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

          “QIB” shall have the meaning set forth in the preamble hereto.

          “Registered Exchange Offer” shall mean the proposed offer of Venezuela to issue and deliver to the Holders of the Notes that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Notes, a like aggregate principal amount of the Exchange Notes.

          “Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Notes or the Exchange Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

          “Related Judgment” shall have the meaning set forth in Section 18(a) hereof.

          “Related Proceeding” shall have the meaning set forth in Section 18(a) hereof.

          “Securities Act” shall have the meaning set forth in the preamble hereto.

          “Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

          “Shelf Registration Period” has the meaning set forth in Section 3(b)(ii) hereof.

          “Shelf Registration Statement” shall mean a “shelf” Registration Statement (if “shelf” registration procedures are available to Venezuela at the time of filing of such registration statement with the Commission) or other Registration Statement of Venezuela pursuant to the provisions of Section 3 hereof which covers some or all of the Notes or Exchange Notes, as applicable, on an appropriate form under the Securities Act, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any material incorporated by reference therein.

          “Specified Courts” shall have the meaning set forth in Section 18(a) hereof.

          “Subscription Agreement” shall have the meaning set forth in the preamble hereto.

          “Underwriter” shall mean any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

     2.     Registered Exchange Offer. (a) Venezuela shall prepare and, not later than 180 days following the date of the original issuance of the Notes (or if such 180th day is not a Business Day, the next succeeding Business Day) file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. Venezuela shall use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 240 days of the date of the original issuance of the Notes (or if such 240th day is not a Business Day, the next succeeding Business Day).

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, Venezuela shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder is not an Affiliate of Venezuela, acquires the Exchange Notes in the ordinary course of such Holder’s business, has no arrangements with any Person to participate in the distribution of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act.

          (c) In connection with the Registered Exchange Offer, Venezuela shall:

(i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) keep the Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii) use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period and supplemented and amended, as required, under the Securities Act during the Exchange Offer Registration Period to ensure that it is available for sales of Exchange Notes by Exchanging Dealers during the Exchange Offer Registration Period;

(iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Fiscal Agent, the New Fiscal Agent or an affiliate of either of them;

(v) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last Business Day on which the Registered Exchange Offer is open; and

(vi) otherwise comply in all material respects with all applicable laws.

          (d) As soon as practicable after the close of the Registered Exchange Offer, Venezuela shall:

(i) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii) deliver to the Fiscal Agent for cancellation in accordance with Section 5(s) all Notes so accepted for exchange; and

(iii) cause the Fiscal Agent or New Fiscal Agent, as the case may be, promptly to authenticate and deliver to each Holder of Notes a principal amount of Exchange Notes equal to the principal amount of the Notes of such Holder so accepted for exchange.

          (e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Notes (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), inter alia, as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508 of Regulation S-K under the Securities Act, as if they were applicable to the Registered Exchange Offer, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from Venezuela or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to Venezuela that, at the time of the consummation of the Registered Exchange Offer:

(i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business;

(ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act;

(iii) such Holder is not an Affiliate of Venezuela or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent practicable;

(iv) if such Holder is not a Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes; and

(v) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes.

          (f) If either Lead Manager determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, at the request of such Lead Manager, Venezuela shall issue and deliver to such Lead Manager or the Person purchasing Exchange Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Lead Manager, in exchange for such Notes, a like principal amount of Exchange Notes. Venezuela shall use its best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Registered Exchange Offer.

     3.     Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, Venezuela determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated within 270 days of the date hereof; or (iii) any Lead Manager so requests with respect to Notes that are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer, Venezuela shall effect a Shelf Registration Statement in accordance with paragraph (b) below.

          (b) (i) Venezuela shall, as promptly as practicable (but in no event more than 90 days after so required or requested pursuant to this Section 3), file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Securities Act a Shelf Registration Statement relating to the offer and sale of the Notes or the Exchange Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement; provided, however, that no Holder (other than a Lead Manager) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided, further, that with respect to Exchange Notes received by a Lead Manager in exchange for Notes constituting any portion of an unsold allotment, Venezuela may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing substantially the same information required by Item 507 or 508 of Regulation S-K, as if they were applicable to the Registered Exchange Offer, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii) Venezuela shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the Prospectus forming part thereof to be lawfully delivered by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period as will terminate when all the Notes or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the “Shelf Registration Period”). Venezuela shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (A) such action is required by applicable law; or (B) such action is taken by Venezuela in good faith and for valid business reasons (not including avoidance of Venezuela’s obligations hereunder), so long as Venezuela promptly thereafter complies with the requirements of Section 5(k) hereof, if applicable.

(iii) Venezuela shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.     Effectiveness; Penalties for Non-Registration.

          (a) An Exchange Offer Registration Statement pursuant to Section 3 hereof or a Shelf Registration Statement pursuant to Section 5 hereof will not be deemed to have become effective unless it has been declared effective by the Commission; provided that if, after it has been declared effective, the offering of Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any court or other governmental or regulatory agency or body, such Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Notes pursuant to such Registration Statement may legally resume.

          (b) In the event that either the Registered Exchange Offer is not completed or the Shelf Registration Statement, if required hereby, is not declared effective on or prior to June 19, 2004, the interest rate on the Notes will be increased by 0.25% per annum (the “Additional Interest”) until the Registered Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the Commission or the Notes become freely tradable under the Securities Act. In addition, if after 90 days from the date that any Additional Interest begins to accrue pursuant to this Section 4(c) the Registered Exchange Offer is not yet completed or the Shelf Registration Statement, if required hereby, is not yet declared effective by the Commission, or the Notes have not become freely tradable under the Securities Act, then the amount of Additional Interest shall be increased by an additional cumulative 0.25% per annum for each additional continuous 90-day period thereafter while Additional Interest continues to accrue pursuant to this Section 4(c); provided that the aggregate cumulative increase in the per annum rate of interest on such Notes will in no event exceed 0.75%; provided, further, that if the Registered Exchange Offer is completed on or prior to June 19, 2004 and Venezuela is required to effect a Shelf Registration Statement pursuant to Section 3(a)(iii) hereof, then Additional Interest as set forth above in this Section 4(b) shall only apply to those Notes then held by the Lead Managers that were not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer.

          (c) Without limiting the remedies available to the Lead Managers and the Holders, Venezuela acknowledges that any failure by Venezuela to comply with its obligations under Sections 3 and 5 hereof may result in material irreparable injury to the Lead Managers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Lead Managers or any Holder may seek such relief as may be required to specifically enforce Venezuela’s obligations under Sections 3 and 5 hereof.

     5.     Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

          (a) Venezuela shall:

(i) furnish to you prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

(ii) include the information set forth: (A) in Annex A hereto on the facing page of the Exchange Offer Registration Statement, (B) in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, (C) in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and (D) in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii) if requested by a Lead Manager, include substantially the same information required by Item 507 or 508 of Regulation S-K, as if it were applicable to the Registered Exchange Offer, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Notes pursuant to the Shelf Registration Statement as selling security holders.

          (b) Venezuela shall ensure that:

(i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder; and

(ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

provided that no representation or agreement is made hereby with respect to information with respect to any of the Lead Managers, any Underwriter or any Holder required to be included in any Registration Statement or Prospectus pursuant to the Securities Act or provided in writing by any of the Lead Managers, any Holder or any Underwriter specifically for inclusion in any Registration Statement or Prospectus.

          (c) Venezuela shall advise you, the Holders of Notes covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration

Statement that has provided in writing to Venezuela a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to subsections (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until Venezuela shall have remedied the basis for such suspension):

(i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by Venezuela of any notification with respect to the suspension of the qualification of the Notes included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

          (d) Venezuela shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the Notes therein for sale in any jurisdiction at the earliest possible time.

          (e) Venezuela shall furnish to each Holder of Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

          (f) Venezuela shall, during the Shelf Registration Period, deliver to each Holder of Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. Venezuela consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g) Venezuela shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

          (h) Venezuela shall promptly deliver to each Lead Manager, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. Venezuela consents to the use of the Prospectus or any amendment or supplement thereto by any Lead Manager, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

          (i) Prior to the Registered Exchange Offer or any other offering of Notes pursuant to any Registration Statement, Venezuela shall use its best efforts to arrange, if necessary, for the qualification of the Notes or the Exchange Notes for sale under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder shall reasonably request in writing prior to the date that the Registration Statement is declared effective and will maintain such qualification in effect so long as required; provided that in no event shall Venezuela be obligated to qualify to do business in any jurisdiction where it is not then so qualified, to file any general consent to service of process or to take any action that would subject it to general service of process or to taxation, in any such jurisdiction where it is not then so subject.

          (j) Venezuela shall cooperate with the Holders of Notes to facilitate the timely preparation and delivery of certificates representing Exchange Notes or Notes to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request, subject to the terms and conditions of the Fiscal Agency Agreement.

          (k) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above during the period for which Venezuela is required to maintain an effective Registration Statement, Venezuela shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Lead Managers of the Notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 5(c) to and including the date when the Lead Managers, the Holders of the Notes and any known

Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

          (l) Venezuela shall provide a CUSIP number for the Notes or the Exchange Notes, as the case may be, registered under such Registration Statement and provide the Fiscal Agent with printed certificates for such Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

          (m) Venezuela shall comply with all applicable rules and regulations of the Commission.

          (n) Venezuela may require each Holder of Notes to be sold pursuant to any Shelf Registration Statement to furnish to Venezuela such information regarding the Holder and the distribution of such Notes as Venezuela may from time to time reasonably require for inclusion in such Registration Statement. Venezuela may exclude from such Shelf Registration Statement the Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (o) In the case of any Shelf Registration Statement, Venezuela shall enter into such agreements and take all other appropriate actions (including if requested an underwriting agreement in customary form for underwritten offerings of this type) in order to facilitate the registration or the disposition of the Notes.

          (p) In the case of any Shelf Registration Statement, Venezuela shall:

(i) make reasonably available for inspection by the Holders of Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, appropriate documents and properties of Venezuela, provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Lead Managers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 6 hereof;

(ii) supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by Venezuela as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality, provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Lead Managers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 6 hereof;

(iii) make such representations and warranties to the Holders of Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Subscription Agreement;

(iv) use its best efforts to obtain opinions of counsel to Venezuela and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Lead Managers and their counsel) addressed to each selling Holder and the Lead Managers, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Lead Managers; and

(v) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Lead Managers and their counsel, including those to evidence compliance with Section 5(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by Venezuela.

The actions set forth in subsections (iii), (iv) and (v) of this Section shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (q) If a Registered Exchange Offer is to be consummated, upon delivery of the Notes by Holders to Venezuela (or to such other Person as directed by Venezuela) in exchange for the Exchange Notes, Venezuela shall mark, or caused to be marked, on the Notes so exchanged that such Notes are being canceled in exchange for the Exchange Notes. In no event shall the Notes be marked as paid or otherwise satisfied.

          (r) In the event that any Broker-Dealer shall underwrite any Notes or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, Venezuela will assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

(i) if such Rules or By-Laws shall so require, engaging a “qualified independent underwriter” (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Notes;

(ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 7 hereof; and

(iii) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

          (s) Venezuela shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Notes or the Exchange Notes, as the case may be, covered by a Registration Statement.

     6.     Registration Expenses. Venezuela shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 5 hereof.

     7.     Indemnification and Contribution. (a) Venezuela agrees to indemnify and hold harmless each Holder of Notes or Exchange Notes, as the case may be, covered by any Registration Statement (including each Lead Manager and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer), the directors, officers and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, reasonable and documented expenses or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages, reasonable and documented expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party within a reasonable time after such expenses are incurred and a reasonably detailed itemized statement thereof has been submitted to Venezuela, for any legal or other reasonable and documented expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Venezuela will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Venezuela by or on behalf of any such Holder specifically for inclusion therein; provided, further, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Broker-Dealer from whom the person asserting any such losses, claims, damages, expenses or liabilities purchased the Notes or Exchange Notes concerned, as the case may be, to the extent that a prospectus relating to such Notes or Exchange Notes, as the case may be, was required to be delivered by such Holder or Broker-Dealer under the Securities Act in connection with such purchase and such loss, claim, damage, expense or liability of such Holder or Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Notes or Exchange Notes, as the case may be, to such person, a copy of the final prospectus if Venezuela had previously furnished copies thereof to such Holder or Broker-Dealer. This indemnity agreement will be in addition to any liability which Venezuela may otherwise have.

          Venezuela also agrees to indemnify or contribute as provided in Section 7(d) to Losses of any Underwriter of Notes or Exchange Notes, as the case may be, registered under a Shelf Registration Statement, their directors, officers or agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification of the Lead Managers and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(p) hereof.

          (b) Each Holder of Notes covered by a Registration Statement (including each Underwriter and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless Venezuela and its affiliates, and anyone who is authorized to act on their behalf, to the same extent as the foregoing indemnity from Venezuela to each such Holder, but only with reference to written information relating to such Holder furnished to Venezuela by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity and, subject to the limitation set forth immediately preceding this clause, shall reimburse Venezuela for any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by Venezuela in connection with investigating, preparing for or defending against any such losses, damages, expenses, liabilities or claims (or actions in respect thereof) within a reasonable time after such expenses are incurred. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Lead Manager be responsible for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of a Exchange Note, applicable to the Note that was exchangeable into such Note, as set forth on the cover page of the Offering Circular, nor shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by Venezuela shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Offering Circular. Benefits received by the Lead Managers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Offering Circular, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or Exchange Notes, as applicable, registered under the Securities Act. Benefits received by any Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each Person who controls a Holder within the meaning of either the Securities Act or the Exchange

Act and each director and officer of such Holder shall have the same rights to contribution as such Holder, and each official of Venezuela shall have the same rights to contribution as Venezuela, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or Venezuela or any of the officials, officers, directors or controlling Persons referred to in this Section hereof, as applicable, and will survive the sale by a Holder of Notes covered by a Registration Statement.

     8.     Underwritten Registrations. (a) If any of the Notes or Exchange Notes, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Lead Managers shall be selected by the Majority Holders in consultation with Venezuela.

          (b) No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person’s Notes or Exchange Notes, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     9.     No Inconsistent Agreements. Venezuela has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to the Notes that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

     10.     Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Venezuela has obtained the written consent of the Majority Holders (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of Exchange Notes); provided that, with respect to any matter that directly or indirectly affects the rights of any Lead Manager, in such capacity, hereunder, Venezuela shall obtain the written consent of each such Lead Manager against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes or Exchange Notes, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes or Exchange Notes, as the case may be, being sold rather than registered under such Registration Statement.

     11.     Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered personally or sent by reputable international courier (postage prepaid) or facsimile transmission (with transmission confirmed), to the parties hereto as follows:

          (a) if to a Holder, at the most current address given by such holder to Venezuela in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Fiscal Agency Agreement, with a copy in like manner to the Lead Managers;

          (b) if to you, initially at the respective addresses set forth in the Dealer Managers Agreement; and

          (c) if to Venezuela, initially at its address set forth in the Dealer Managers Agreement.

          The Lead Managers or Venezuela by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

     12.     Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by Venezuela thereto, subsequent Holders of Notes and the Exchange Notes. Venezuela hereby agrees to extend the benefits of this Agreement to any Holder of Notes and the Exchange Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

     13.     Counterparts. This agreement may be signed in counterparts, each of which shall an original and all of which together shall constitute one and the same agreement.

     14.     Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

     15.     Applicable Law. This Agreement is governed by and must be interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     16.     Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     17.     Notes Held by Venezuela, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or Exchange Notes is required hereunder, Notes or Exchange Notes, as applicable, held by Venezuela or its Affiliates (other than subsequent holders of Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     18.     Agent for Service; Submission to Jurisdiction; Waiver of Immunities. Consent to Jurisdiction. (a) Venezuela agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Agreement (a “Related Proceeding”) shall be brought exclusively in the Supreme Court of the State of New York, County of New York; in the United States District Court for the Southern District of New York; in the High Court of Justice in London, England; or in the courts of Venezuela that sit in Caracas, as the person bringing such Related Proceeding may elect in its sole discretion, provided that if none of the courts specified above located in the country in which such person has elected to bring such Related Proceeding is a court that has jurisdiction of the subject matter or is otherwise competent under applicable law to hear and determine such proceeding, such Related Proceeding may be brought in such other court located in such country as shall have jurisdiction of the subject matter or be otherwise competent under applicable law to hear and determine such Related Proceeding, or if such Related Proceeding seeks relief or a judgment that is enforceable only against any of its properties, assets or revenues that are subject to the jurisdiction of any other court located in the countries listed above and is limited to the value of such properties, assets or revenues, such Related Proceeding may be brought in any such court (all such courts described in this sentence being called herein “Specified Courts”). Venezuela also agrees that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed in any Specified Court or any other court of competent jurisdiction whatsoever, and any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all such courts other than Specified Courts being called herein “Other Courts”), by means of a suit on the judgment or in any other manner provided by law. Venezuela hereby irrevocably submits to the exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and, solely for the purpose of enforcing or executing any judgment referred to in the preceding sentence (a “Related Judgment”), of each Specified Court and each Other Court. The agreement made by Venezuela in this Section 18(a) with respect to jurisdiction is made solely with respect to Related Proceedings and the enforcement or execution of Related Judgments and under no circumstances shall it be interpreted as a general agreement by the Venezuela with respect to proceedings unrelated to this Agreement.

          (b) Venezuela agrees that service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in the State of New York may be made upon the Consul General of Bolivarian Republic of Venezuela or, in his or her absence or incapacity, any official of the Consulate of Venezuela, presently located at 7 East 51st Street, New York, New York 10022, U.S.A., as its authorized agent (the “New York Process Agent”), and service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in England may be made upon the person in charge of consular affairs at the Embassy of Bolivarian Republic of Venezuela, presently located at One Cromwell Road, London SW7 2HW, England (the “London Process Agent” and, together with the New York Process Agent, the “Process Agents”), and Venezuela irrevocably appoints each Process Agent as its agent to accept such service of any and all such writs, process and summonses, and agrees that the failure of any of the Process Agents to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Venezuela agrees to maintain at all times an agent with offices in New York to act as its New York Process Agent, and an agent with offices in London to act as its London Process Agent as aforesaid (each such agent to be appointed by a power of attorney granted before a Venezuelan notary public and Venezuela hereby agrees that each such power of attorney shall provide that it may not be revoked unless an alternative agent for service of process with an office in New York or London, as the case may be, shall have been appointed and the Lead Managers shall have been given notice thereof). Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

          (c) Venezuela irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in the Specified Courts or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgment in the Specified Courts or Other Courts, and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

          (d) To the extent that Venezuela or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against Venezuela or any of its revenues, assets or properties, or with respect to any suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in the Specified Courts or in any jurisdiction in which any Other Court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, Venezuela irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States) and consents generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment. In addition, to the extent that Venezuela or any of its revenues, assets or properties shall be entitled, in any jurisdiction, to any immunity from setoff, banker’s lien or any similar right or remedy, and to the extent that there shall be attributed, in any jurisdiction, such an immunity, Venezuela hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with the Agreement.

          (e) The submission to jurisdiction and the waiver of immunity by Venezuela contained herein is for the exclusive benefit of you (and the persons entitled to indemnity referred to in Section 7 above) and shall not extend to any other persons.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among Venezuela and the Lead Managers.

Very truly yours,

BOLIVARIAN REPUBLIC OF VENEZUELA

		By:	/s/ Tobias Nóbrega Suarez

Name: Tobias Nóbrega Suarez
Title: Minister of Finance of the Bolivarian
Republic of Venezuela

Accepted as of the date
first set forth above:

ABN AMRO INCORPORATED

By:	/s/ John McCarthy

Name: John McCarthy Title: Manager Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Luis C. Núnez

Name: Luis C. Núnez
Title: Director

ANNEX A

          Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. Venezuela has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the date that is 180 days after the Expiration Date, it will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B

          Each Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

          Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. Venezuela has agreed that, starting on the Expiration Date and ending on the close of business on the date that is 180 days thereafter, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until       , 200•, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

          Venezuela will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by Broker-Dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

          For a period of 180 days after the Expiration Date, Venezuela will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. Venezuela has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the holder of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

ANNEX D

Insert A

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Insert B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has not arrangements or understandings with any Person to participate in a distribution of the Exchange Notes. If the undersigned is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchange for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.